UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.     )
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Medidata Solutions, Inc.
(Name of Registrant as Specified in its Charter)
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The following employee FAQ was circulated to the associates of Medidata Solutions, Inc. on June 12, 2019.

Medidata and Dassault Systèmes Merger FAQ

Company:

1.	What are we announcing today?
The signing of a definitive agreement for Dassault Systèmes to acquire Medidata by way of a merger (the “Merger”). The Merger is expected to close in the fourth quarter of this year, subject to a majority vote of the shareholders of Medidata. Medidata will continue to operate as an independent company until the transaction closes.

2.	What will happen when the Merger is completed?
When the Merger is completed, Medidata will become a wholly owned subsidiary of Dassault Systèmes. As a result of the Merger, Medidata will cease to be a publicly traded corporation and all outstanding shares of Medidata stock will be cancelled and converted into the right to receive $92.25 per share in cash (the “Merger Consideration”). Upon completion of the Merger, employees holding vested stock and stock options (whether vested or unvested) will have the right to receive the Merger Consideration. Unvested equity held by employees will be converted to Dassault Systèmes restricted stock units.

3.	What happens if I receive questions from outsiders about the transaction?
You may receive calls or questions from outside interested parties. As always, all inbound questions should be directed to our Head of Investor Relations, Betsy Frank.

4.	How does this advance Medidata’s mission?
Medidata will join forces with Dassault Systèmes, creating the first end-to-end scientific and business platform for life sciences. Our unique combination will become the industry’s leading life sciences technology company with platform-empowered capabilities including collaboration, modeling, simulation, lifecycle management, financial operations management, quality assurance, business intelligence and artificial intelligence.

We are focused on coming together seamlessly, ensuring our respective and shared customers and partners realize the full benefit of their investment to date and gain even more value as we move forward together. We’re becoming part of Dassault Systèmes’ Life Sciences portfolio, while continuing to be led by Tarek Sherif, who will report into Pascal Daloz, CFO and Strategy Officer.

5.	Who is Dassault Systèmes?
Dassault Systèmes provides businesses and people with 3DEXPERIENCE virtual universes to design sustainable innovations. Its world-leading solutions transform the way products are designed, produced, and supported.

Dassault Systèmes’s portfolio spans across 11 verticals: Life Sciences, Transportation & Mobility; Aerospace & Defense; Marine & Offshore; Industrial Equipment; High-Tech; Home & Lifestyle; Consumer Packaged Goods & Retail; Energy & Materials; Construction, Cities and Territories and Business Services.

Their main industries from a 2017 revenue perspective are: Transportation & Mobility (~31%); Industrial Equipment (16%); Aerospace & Defense (13%); Business Services about (8%).

Dassault Systèmes counts 17,000+ employees with 179 offices, including about 7,000+ R&D employees across 64 R&D labs. Dassault Systèmes serves 220,000 customers in 140 countries with a community of 25 million users.

6.	Why are they acquiring us?

•	Dassault is excited to acquire Medidata to bring an expanded value proposition to its Life Sciences customers.

•	Our life sciences offerings are complementary; together we address the full product lifecycle from research and discovery, to clinical development, manufacturing and commercialization

•	Dassault and Medidata share a similar innovative culture and strong sense of mission

7.	How do Dassault Systèmes employees refer to their Company? They commonly refer to their Company as “3DS” or “Dassault Systèmes”

8.	What is Dassault Systèmes’ official language? English (U.S.) is the official language of Dassault Systèmes, which is a global company with operations in 49 countries.

9.	What will happen to the Medidata leadership team?
Tarek Sherif, Glen de Vries and the rest of the Medidata senior leadership team will continue leading the Medidata business as part of Dassault Systemes.

10.	What does this mean for Medidata’s customers?
We believe that Medidata’s customers will benefit significantly from the transaction. Medidata will continue to deliver to its customers the solutions that they rely on every day to develop and commercialize their new therapies. Beyond this, customers can look to the combination of Medidata and Dassault Systèmes to address the entire breadth of their Life Science’s needs and to form an even more strategic relationship.

11.	Are there any organizational changes as a result of the acquisition?
Nothing will change until the transaction is closed, which is expected to happen in the 4th quarter of 2019. At that time, Medidata will become part of Dassault and we anticipate that our organization will remain the same.

12.	Does Dassault Systèmes have a presence in Life Sciences?
Yes, Dassault Systèmes is largely focused on early-stage clinical research and manufacturing, two areas that have not historically been a large focus for Medidata.

13.	Has Dassault Systèmes acquired any other US companies?
To date, Dassault Systèmes has acquired over 40 companies. Their second largest employee base is in the United States. Medidata will be their largest acquisition to date.

14.	Where is the corporate headquarters located? Do they have any other remote offices?
Dassault Systèmes has close to 180 locations. The company is headquartered in Velizy, south-west of Paris, and also has an American headquarters in Waltham, MA, and an Asia Headquarters in Shanghai, China.

15.	Will our office move?
No, Medidata’s headquarters will continue to be New York City.

16.	Will any Medidatians have to move to other offices?
Not in the immediate future. There may be opportunities where Dassault Systèmes and Medidata have offices in the same city/location    .

17.	How will this impact me and my team?
As part of 3DS, Medidata will have the opportunity to execute its strategic vision on a larger scale. It is important to remember that Dassault Systèmes chose to acquire Medidata not just because of Medidata’s technology, but also because of its employees who have developed its products and established its strong customer relationships.

18.	Will employees retain their titles and roles? Will my manager change?
There will be no foreseeable changes.

19.	What will happen to my department or project?
It will be business as usual—we're not making any structural changes to the business and all departments will continue their mission.

20.	Will the acquisition create career development opportunities for me?
Employee development is a critical component of the talent strategy at Dassault Systèmes. They offer a 3DExperience University program where Dassault Systèmes employees have access to a wide variety of educational programs internally.

21.	Can I apply to jobs at Dassault Systèmes?
Yes, Dassault Systèmes encourages employees to further their careers within the company. As the integration progresses, more information about the timing of when Medidata employees can apply for Dassault Systèmes positions will be communicated.

22.	Will I be required to do any training after close?
Probably. All new Dassault Systèmes employees are required to take mandatory new hire training.

23.	How does this acquisition impact Foreign Nationals being sponsored by Medidata?
There is no immediate impact on any employees or their cases prior to the close. Over the next few months we will look into the status of each case and determine what needs to happen prior to Medidata’s eventual merger into Dassault Systèmes. If your case is impacted by the eventual merger, we’ll reach out with next steps for any amendments that need to be filed. To avoid doubt, we will continue to support employees whose visas and green cards are currently in process.

Comp/Benefits:

1.	What happens to my compensation?
Your base salary, variable compensation target amount (bonus or sales plan), as well as the metrics by which your variable compensation payment amount is determined will remain unchanged for 2019.

2.	What will happen with my current year bonus?
There will be no change to current year bonuses.

3.	What happens to our PTO program?
Our current program will continue for the foreseeable future.

4.	What will happen to Medidata’s ESPP?
After the close of the Merger, Medidata will no longer be a publicly traded company, so our ESPP will come to an end. The current purchase period, which ends on June 30, 2019, will be the final purchase period.

Important Additional Information and Where to Find It
In connection with the proposed merger, Medidata Solutions, Inc. (the “Company”) intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. The proxy statement and other relevant materials (when available), and any and all documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or at the Company’s website (https://investors.medidata.com) or by writing to the Corporate Secretary at 350 Hudson Street, 9th Floor, New York, New York 10014.
Participants in the Merger Solicitation
This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The Company, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed merger, and any interest they have in the proposed merger, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in the Company’s proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 18, 2019, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on March 1, 2019. These documents may be obtained for free at the SEC’s website at www.sec.gov, and via the Company’s Investor Relations section of its website at www.medidata.com.
Cautionary Statement Regarding Forward-Looking Statements
This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed merger and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed merger or to make any filing or take other action required to consummate such merger in a timely matter or at all. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that: (1) the Company may be unable to obtain stockholder approval as required for the merger; (2) conditions to the closing of the merger, including obtaining required regulatory approvals, may not be satisfied or waived on a timely basis or otherwise; (3) a governmental entity or a regulatory body may prohibit, delay or refuse to grant approval for the consummation of the merger and may require conditions, limitations or restrictions in connection with such approvals that can adversely affect the anticipated benefits of the proposed merger or cause the parties to abandon the proposed merger; (4) the merger may involve unexpected costs, liabilities or delays; (5) the business of the Company may suffer as a result of uncertainty surrounding the merger or the potential adverse changes to business relationships resulting from the proposed merger; (6) legal proceedings may be initiated related to the merger and the outcome of any legal proceedings related to the merger may be adverse to the Company; (7) the Company may be adversely affected by other general industry, economic, business, and/or competitive factors; (8) there may be unforeseen events, changes or other circumstances that could give rise to the termination of the merger agreement or affect the ability to recognize benefits of the merger; (9) risks that the proposed merger may disrupt current plans and operations and present potential difficulties in employee retention as a result of the merger; (10) risks related to diverting management’s attention from the Company’s ongoing business operations; (11) there may be other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all which may affect the Company’s business and the price of the common stock of the Company; and (12) the risks described from time to time in the Company’s reports filed with the SEC under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in other of the Company’s filings with the SEC. Such risks include, without limitation: possible fluctuations in our financial and operating results; our customer concentration; our ability to retain and expand our customer base or increase new business from those customers; our ability to continue to release, and gain customer acceptance of, new and improved versions of our products; the impacts of security breaches and data loss and our vulnerability to technology infrastructure failures; and integration activities, performance and financial impact of acquired companies. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, credit rating or liquidity. These risks, as well as other risks associated with the proposed merger, will be more fully discussed in the proxy statement that will be filed with the SEC in connection with the proposed merger. There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.